Exhibit 4.2

     The following lockup provisions were taken from the subscription agreement signed by the shareholders exchanging shares pursuant to the Stock-for-Stock Exchange Agreement date November 1, 2002:

     For a period of one year from the effective date of the registration statement which registers the resale of the shares beneficially owned by the undersigned, the amount of registered shares sold by such selling shareholder during any preceding 90 days shall not exceed 25% of the total shares originally registered for resale by the undersigned, provided that no such shares shall be sold during such one-year period by such selling shareholder in excess of 12.5% of the average daily reported volume in such class of shares during the five trading days prior to such sale.

              Schedule of Shareholders with lockup provision:

                                                        Number
     Name                                              of Shares
     ----                                              ---------
     Eric Arnold                                         280,000
     G. Richard Burnett and Brandy Robin Burnett         146,750
     G. Richard Burnett,
       custodian for Lindsay Christine Burnett           146,750
     Camco.com                                            60,000
     Fiduciary Privacy                                   172,000
     First Reserve Corporation                           250,000
     Robert Hagopian                                     150,000
     Neo-Conscious Technology Research, Inc.             140,000
     Pacific Prime Asset Management, Inc.              1,100,000
     Ernest Wayne Sharp                                   55,000
     Michael F. Sirhan                                   168,000
     Van Wilson                                           86,300
                                                      ----------
          TOTAL                                        2,754,800
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